Exhibit 23.1*

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Repros Therapeutics Inc. of our report dated March 27, 2012 relating to the consolidated financial statements, which appears in Repros Therapeutics Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 28, 2012